UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2024

Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33174	83-3804854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
968 James Street Syracuse, New York (Address of principal executive office)		13203 (Zip Code)

Registrant’s telephone number, including area code: (315) 424-0513

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

Demand Letters Relating to the Merger

As previously disclosed, on January 16, 2024, Carrols Restaurant Group, Inc. (“Carrols”, the “Company”, “we”, “our” or “us”) entered into an Agreement and Plan of Merger (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”) by and among the Company, Restaurant Brands International Inc., a corporation existing under the laws of Canada (“Parent”) and BK Cheshire Corp., a Delaware corporation and subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Merger Sub will merge with and into Carrols, with Carrols continuing as the surviving corporation and a subsidiary of Parent (the “Merger”).

On March 4, 2024, Carrols filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”), a revised version of which was filed with the SEC on April 9, 2024 (as revised, the “Preliminary Proxy Statement”). On April 12, 2024, Carrols filed a definitive proxy statement (the “Definitive Proxy Statement”) with the SEC in connection with the special meeting of Carrols’ stockholders to be held virtually on May 14, 2024 at 9:00 a.m. Eastern Time (the “Special Meeting”), which can be accessed by visiting www.virtualshareholdermeeting.com/TAST2024SM, for the purpose of voting on, among other things, a proposal to adopt the Merger Agreement.

Following announcement of the Merger, as of the date of this Current Report on Form 8-K, the Company received twelve demand letters from purported stockholders (collectively, the “Demand Letters”) alleging that the disclosures contained in the Preliminary Proxy Statement and/or the Definitive Proxy Statement are deficient and demanding that certain corrective disclosures be made. As of the date of this Current Report on Form 8-K, one of the Demand Letters has been withdrawn.

As of the date of this Current Report on Form 8-K, four lawsuits have been filed in federal and state court by purported stockholders against the Company and members of the Company’s Board of Directors (the “Board”) (collectively, the “Actions”) relating to the Merger. The Actions, in the order by which they were filed, are: (i) Andrew Sasser v. Carrols Restaurant Group, Inc., et al., No. 1:24-cv-01869 (S.D.N.Y.), filed on March 12, 2024, (ii) Robert Lacoff v. Thomas Curtis et al., No. 60999/2024 (N.Y.S.), filed on April 23, 2024, (iii) Kevin Walsh v. Carrols Restaurant Group, Inc. et al., No. 004258/2024 (N.Y.S.), filed on April 23, 2024 and (iv) Mary Philips v. Carrols Restaurant Group, Inc. et al., No. 004336/2024 (N.Y.S.), filed on April 24, 2024. The Sasser Action, alleges, among other things, that Carrols and the Board filed or caused to be filed a materially false and misleading preliminary proxy statement with the SEC in violation of Section 14(a) and Section 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The Lacoff, Walsh and Philips Actions generally allege state law claims for breach of fiduciary duty, failure to disclose and aiding and abetting breach of fiduciary duty. Certain of the Actions seek, among other things, an injunction enjoining the stockholder vote at the Special Meeting or consummation of the Merger, rescission of the Merger in the event the Merger is consummated or awarding of rescissory damages, an order for the directors of Carrols to exercise their fiduciary duties to disseminate a preliminary proxy statement that is not materially false or misleading and an award of costs, including reasonable attorneys’ and experts’ fees.

Carrols, the members of the Board and the members of the Special Transaction Committee of the Board believe that the Demand Letters and Actions are without merit, that each of the Preliminary Proxy Statement and the Definitive Proxy Statement fully complies with the Securities Exchange Act of 1934, as amended, and all other applicable law, and that no further disclosure is required. However, solely in order to mitigate any risk of the Demand Letters or Actions delaying or otherwise adversely affecting the consummation of the Merger and to minimize any costs, risks, and uncertainties inherent in any potential litigation related thereto, and without admitting any liability or wrongdoing, Carrols has determined to voluntarily supplement the Definitive Proxy Statement, as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

These supplemental disclosures will not change the consideration to be paid to Carrols stockholders in connection with the Merger or the timing of the Special Meeting. The Board continues to recommend that you vote “FOR” each of the proposals to be voted on at the Special Meeting described in the Definitive Proxy Statement, including the proposal to adopt the Merger Agreement.

The information contained in this Current Report on Form 8-K is incorporated by reference into the Definitive Proxy Statement. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Definitive Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement such information in the Definitive Proxy Statement.

Supplement to Definitive Proxy Statement

Carrols has determined to make these supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which in turn should be read in its entirety. All page references are to the Definitive Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement. New text within restated language from the Definitive Proxy Statement is indicated in bold, underlined text (e.g., bold, underlined text) and removed language within the restated language from the Definitive Proxy Statement is indicated in strikethrough text (e.g., ~~strikethrough text~~), as applicable. The information contained herein speaks only as of May 6, 2024 unless the information indicates another date applies.

The below supplemental disclosure replaces the first paragraph on page 27 of the Definitive Proxy Statement under the heading “Special Factors — Background of the Merger”:

On December 10, 2023, the Carrols Board held a special meeting, with members of the Carrols senior management team and representatives of Milbank LLP (“Milbank”), anticipated counsel to a special committee of the Carrols Board, in attendance, to consider and approve the formation of a special committee of independent and disinterested directors in connection with the December 3 Letter and the possibility that Parent would submit a proposal for a potential transaction with Carrols. Mr. Dunnigan and Mr. Curtis, the Class D Directors, did not attend the meeting and thereafter refrained from participating in the remainder of the transaction process. Given, among other things,  (i) that Carrols’ franchisors, BKC and Popeyes Louisiana Kitchen, Inc., are indirect subsidiaries of Parent, (ii) that Parent and its affiliates  are the beneficial owners of 100 shares of Series D Convertible Preferred Stock and associated consent rights, (iii) the affiliation of the Class D Directors with Parent and (iv) the franchising relationship between Carrols and Parent’s affiliates, the representatives of Milbank discussed with the Carrols Board the formation of a special committee of independent and disinterested directors in connection with the December 3 Letter and the possibility that Parent would submit a proposal for a potential transaction with Carrols. The Carrols Board discussed the December 3 Letter and determined that any future engagement or negotiation with Parent in connection with a potential transaction with Parent should take place exclusively between Parent and a special committee of independent and disinterested directors of the Carrols Board. The representatives of Milbank discussed with the Carrols Board its fiduciary duties in connection with the review and evaluation of a potential transaction with Parent as well as the formation of a special committee empowered to negotiate, recommend or reject any potential transaction on behalf of Carrols. The representatives of Milbank then discussed with the Carrols Board information relevant to assessing whether the proposed members of such a committee (Mr. Harris, Ms. Craven, Mr. Hyatt and Mr. Perelman) were independent and disinterested with respect to a potential transaction. In assessing the foregoing with respect to Mr. Perelman, it was discussed that he is a managing principal of CFP, which is the sole member and manager of Cambridge Holdings (together with CFP, the “Cambridge Entities”), Carrols’ largest stockholder, and that the Cambridge Entities had recently sold Carrols Common Stock pursuant to a forward confirmation agreement (see “Important Information Regarding Carrols — Security Ownership of Certain Beneficial Owners and Management”). Mr. Perelman confirmed that he/Cambridge would not have interests in a potential transaction that differed from those of other stockholders of Carrols. Following discussion of these considerations with representatives of Milbank and after noting that each of the independent directors of the Carrols Board had been previously found to be independent as that term is defined by applicable standards promulgated by Nasdaq and/or the SEC, the Carrols Board determined that each of the proposed members of the special committee was independent from Parent and disinterested with respect to a potential transaction. The Carrols Board then voted to form a special committee (the “Special Committee”), comprised of Mr. Harris, Ms. Craven, Mr. Hyatt and Mr. Perelman, to evaluate and negotiate a possible transaction involving Carrols and other strategic alternatives and provide a recommendation to the Carrols Board as to whether or not to approve any such transaction. The Carrols Board adopted the charter of the Special Committee, which appointed Mr. Harris as the chairperson of the Special Committee and provided, among other matters, that the Special Committee would be empowered to (a) select, retain, oversee and replace its own independent financial and legal advisors as it deems necessary or appropriate in its sole discretion and (b) consider any proposal by Parent regarding a potential transaction (including the ability to reject any proposal by Parent or another third party regarding a potential transaction or to move forward with any other potential strategic alternative)~~definitively reject any transaction~~ on behalf of Carrols and the Carrols Board. Ms. Derby recused herself from each vote.

The below supplemental disclosure replaces the second paragraph on page 27 of the Definitive Proxy Statement under the heading “Special Factors — Background of the Merger”:

Also on December 10, 2023, immediately following adjournment of the special meeting of the Carrols Board, the Special Committee held its first meeting, with representatives of Milbank in attendance. The representatives of Milbank provided an overview of the purpose and authority of and best practices for independent special committees as well as enhanced disclosure obligations under Rule 13e-3 that would apply to Carrols in a potential transaction with Parent. After confirming that Milbank was disinterested in any potential transaction with Parent and had not provided legal services for Carrols, Parent or Cambridge Holdings in the prior three (3) years, the Special Committee engaged Milbank as its counsel and discussed potential financial advisors to be engaged by the Special Committee. After discussion, the Special Committee determined that there were no additional financial advisors beyond the six investment banks the subset of the Carrols Board met with in the fall of 2023 with superior expertise in the franchise space. The Special Committee further determined that, of the six investment banks previously met, two were best positioned to provide advice on a potential sale of Carrols based on the quality of their presentations in the fall of 2023, as well as their reputation, experience and knowledge of the franchise space. Among them was Jefferies, which was not one of the investment banks recommended by the Class D Directors in the fall of 2023. The Special Committee noted that the Class D Directors had participated in the initial meetings in the fall of 2023 with all of these potential financial advisors. However, after further discussion, the Special Committee concluded that, given the significant changes in Carrols’ stock price, earnings and outlook since the fall of 2023, as well as the fact that at the time of the fall 2023 meetings the banks were not provided with a copy of Carrols’ long term business plan, Parent would not have an advantage by virtue of the fact that its two director designees had attended the meetings with those financial advisors in the fall of 2023. Further, it was noted that the Carrols Board, other than the Class D Directors (who refrained from participating or attending), had determined that it would not move forward with any transaction at the time following those earlier meetings. At the close of the meeting, the Special Committee authorized Messrs. Harris and Perelman to reach out to the two identified financial advisors to determine if either had conflicts with Parent and to discuss a possible engagement. The Special Committee then authorized Milbank to work with management to finalize the proposed NDA and procedures for Parent to conduct diligence.

The below supplemental disclosure replaces the fifth paragraph on page 28 of the Definitive Proxy Statement under the heading “Special Factors — Background of the Merger”:

Later on December 15, 2023, the Special Committee held a meeting, with representatives of Milbank in attendance. The Special Committee discussed the NDA being negotiated with Parent in connection with the December 3 Letter, including the fact that Parent indicated it was unwilling to agree to a standstill provision in the NDA. Messrs. Harris and Perelman provided an update on the outreach to the two identified potential financial advisors and reported that one of the financial advisors they contacted disclosed having significant ties to Parent, but that representatives of Jefferies had stated that Jefferies had no significant current or prior engagements with Parent. Following discussion, the Special Committee determined to ask representatives of Jefferies to make a presentation to the Special Committee at a subsequent meeting to provide an overview of their services. From this date until the execution of the Merger Agreement, representatives of Jefferies were provided with access to Carrols’ information and management as appropriate to complete their diligence of Carrols and were given the Company Projections to use in their analysis. Jefferies also did not have contact with Parent regarding an engagement during the negotiation or pendency of the transaction between Carrols and Parent.

The below supplemental disclosure replaces the final paragraph on page 31 of the Definitive Proxy Statement under the heading “Special Factors — Background of the Merger”:

Later on January 14, 2024, the Special Committee received a revised offer letter (the “January 14 Letter”) from Parent proposing a price of $9.55 in cash per share which represented a premium of approximately 13% over the $8.42 closing stock price of Carrols Common Stock on January 12, 2024 and a premium of approximately 23% over the thirty (30) trading-day VWAP as of January 12, 2024 of $7.80. The January 14 Letter also noted that the proposed price represented a 34% premium to the ninety (90) trading-day VWAP, as of January 12, 2024 of $7.13. The Special Committee then held a meeting that same day to discuss the latest offer, with representatives of Milbank and Jefferies in attendance. Representatives of Jefferies updated the Special Committee on their January 13 conversation with representatives of Parent. Representatives of Milbank then provided an overview of the revised draft of the merger agreement that was planned to be shared with Paul Weiss, noting in particular that the draft would include a 45-day go-shop period, a 3% termination fee, a waiver of Parent’s Series D Consent Right and consent rights under other agreements in connection with an alternative acquisition agreement for a Superior Proposal and restrictions on Parent’s right to make additional acquisitions during the pendency of this proposed transaction that could adversely affect obtaining antitrust approval. The Special Committee also discussed Carrols’ alternatives and other relevant factors previously discussed in light of Parent’s latest offer of $9.55 in cash per share as well as the implied 13% premium on the latest closing stock price of Carrols Common Stock. Following discussion, the Special Committee directed representatives of Jefferies to propose to Parent a price of $9.65 per share. Mr. Sloane and Mr. Perelman then exited the meeting, and the remaining members of the Special Committee and representatives of Milbank discussed the draft voting agreement received from Parent, as revised by Kirkland & Ellis LLP, counsel to Mr. Perelman and Mr. Sloane, that would require Mr. Perelman, Mr. Sloane and Cambridge Holdings, as shareholders of Carrols, to vote for the adoption of the merger agreement with Parent (see Summary Term Sheet — The Voting Agreement). After discussion, the Special Committee instructed Milbank to request an additional change to make the voting agreement terminate upon a change of recommendation with respect to the transaction by the Carrols Board or the Special Committee.

The below supplemental disclosure replaces the third full paragraph on page 33 of the Definitive Proxy Statement under the heading “Special Factors — Background of the Merger”:

On January 19, 2024, in accordance with the directions of the Special Committee, representatives of Jefferies and members of the Special Committee began outreach to persons potentially interested in exploring a transaction involving Carrols during the Go-Shop Period, contacting forty (40) potential parties, comprised of thirty-five (35) financial sponsors and five (5) strategic parties. Of the forty (40) parties contacted, three (3) entered into ~~NDAs~~Acceptable Confidentiality Agreements with Carrols, each of which did not include a standstill provision, and were provided with due diligence materials previously shared with Parent in the VDR. All three (3) of the parties that entered into ~~NDAs~~Acceptable Confidentiality Agreements with Carrols declined to submit an alternative Acquisition Proposal (as defined in the section entitled “The Merger Agreement — Solicitation of Other Offers”). The Go-Shop Period expired at 11:59 p.m., Eastern time, on February 15, 2024. On February 16, 2024, representatives of Milbank sent requests to each of the three parties that entered into ~~NDAs~~Acceptable Confidentiality Agreements with Carrols to return or destroy any confidential materials in their possession.

The below supplemental disclosure replaces the second bullet point on page 37 of the Definitive Proxy Statement under the heading “Special Factors — Reasons for the Merger; Recommendation of the Special Committee and the Carrols Board — Recommendation of the Special Committee”:

•
Negotiating Authority and Procedural Safeguards.    The fact that any potential transaction with Parent was conditioned, from the outset of discussions regarding a potential transaction, on (1) the Special Committee being empowered to freely select its own independent legal and financial advisors and to consider ~~(including the ability to reject)~~ any proposal by Parent regarding a potential transaction (including the ability to reject any proposal by Parent or another third party regarding a potential transaction or to move forward with any other potential strategic alternative), and (2) the transaction being subject to a non-waivable condition requiring approval of a majority of the shares of common stock of Carrols not owned by Parent and such approval actually being obtained before consummation of the Merger.

The below supplemental disclosure replaces the disclosure beginning on page 43 of the Definitive Proxy Statement under the heading “Special Factors — Opinion of the Special Committee’s Financial Advisor — Selected Public Companies Analysis”:

Jefferies reviewed publicly available financial, stock market and operating information of Carrols and ~~the following~~ eight selected publicly traded U.S. listed restaurant franchisee, small-cap limited-service and small-cap full-service restaurant companies that Jefferies considered generally relevant for purposes of its analysis and, for informational purposes only, three non-U.S. listed restaurants and Restaurant Brands International Inc., which are collectively referred to as the “selected companies.”

Jefferies reviewed, among other information and to the extent publicly available, enterprise values (“EVs”) of the selected companies, calculated as fully diluted equity values based on closing stock prices on January 12, 2024, plus total debt, preferred equity and non-controlling interests, minus cash and cash equivalents, as a multiple of each such company’s estimated adjusted earnings before interest, taxes, depreciation and amortization, burdened by stock based compensation expense and pre-opening expenses (“Adjusted EBITDA”), for the calendar years 2023 and 2024, which we refer to as FY 2023E and FY 2024E, respectively.  Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information.

The selected companies and the financial data reviewed included the following:

~~Public Franchisees~~

~~•        Arcos Dorados Holdings Inc.~~

~~Limited Service Restaurants~~

~~•        El Pollo Loco Holdings, Inc.~~

~~•        Noodles & Company~~

~~•        Potbelly Corporation~~

~~Full Service Restaurants~~

~~•        BJ’s Restaurants, Inc.~~

~~•        Chuy’s Holdings, Inc.~~

~~•        Red Robin Gourmet Burgers, Inc.~~

~~•        The ONE Group Hospitality, Inc.~~

~~Additionally, the following companies were evaluated for informational purposes only:~~

~~Non-U.S. Listed Restaurants and RBI~~

~~•        Alsea S.A.B. de C.V.~~

~~•        Domino’s Pizza Enterprises Limited~~

~~•        Jubilant FoodWorks Limited~~

~~•        Restaurant Brands International Inc.~~

Selected Public Companies Analysis

Company	Enterprise Value / FY 2023E Adjusted EBITDA	Enterprise Value / FY 2024E Adjusted EBITDA
Public Franchisees
Arcos Dorados Holdings, Inc.	6.5x	5.8x

Limited Service Restaurants
El Pollo Loco Holdings, Inc.	6.6x	6.7x
Noodles & Company	5.3x	4.5x
Potbelly Corporation	15.5x	14.0x

Full Service Restaurants
BJ’s Restaurants, Inc.	8.5x	7.3x
Chuy’s Holdings, Inc.	8.9x	8.7x
Red Robin Gourmet Burgers, Inc.	4.4x	4.2x
The ONE Group Hospitality, Inc.	6.4x	4.7x

Non-U.S. Listed Restaurants and RBI
Alsea S.A.B. de C.V.	4.4x	4.0x
Domino’s Pizza Enterprises Limited	16.5x	14.7x
Jubliant FoodWorks Limited	31.7x	23.7x
Restaurant Brands International Inc.	15.7x	14.7x

Selected Public Companies Analysis
Company Sector	EV/FY 2023E Adjusted EBITDA Multiples			EV/FY 2024E Adjusted EBITDA Multiples
	High	Low	Median	High	Low	Median
Public Franchisees	6.5x	6.5x	6.5x	5.8x	5.8x	5.8x
Limited-Service Restaurants	15.5x	5.3x	6.6x	14.0x	4.5x	6.7x
Full-Service Restaurants	8.9x	4.4x	7.5x	8.7x	4.2x	6.0x

Jefferies applied a selected range of enterprise value to estimated Adjusted EBITDA multiples of 6.25x to 7.25x and 6.0x to 7.0x to corresponding data of Carrols based on the Company Projections for estimated Adjusted EBITDA for FY 2023E and FY 2024E, respectively, to determine ranges of implied enterprise values for Carrols. Jefferies then subtracted Carrols’ net debt as of December 31, 2023, as provided by Company management, to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of Carrols Common Stock outstanding to calculate a range of implied per share equity values for Carrols. This analysis indicated reference ranges of implied per share equity values of $7.80 to $10.00 and $8.35 to $10.70 (each rounded to the nearest $0.05) based on estimated Adjusted EBITDA for FY 2023E and FY 2024E, respectively, as compared to the Per Share Price of $9.55 per share.

No company utilized in the selected public companies analysis is identical to Carrols. In evaluating the selected public companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Carrols’ and Jefferies’ control.

The below supplemental disclosure replaces the final paragraph on page 44 of the Definitive Proxy Statement under the heading “Special Factors — Opinion of the Special Committee’s Financial Advisor — Discounted Cash Flow Analysis”:

Jefferies performed a discounted cash flow analysis of Carrols by calculating the estimated present value of the stand-alone unlevered, after-tax free cash flows that Carrols was forecasted to generate during the calendar years ending December 31, 2024 through December 31, 2028 based on the Company Projections.  The terminal values of Carrols were calculated by applying a selected range of perpetuity growth rates of 2.5% to 3.5% to Carrols’ estimated unlevered free cash flows for the calendar year ending December 31, 2028 (including normalized levels of capital expenditures, working capital and depreciation and amortization), based on the Company Projections. The present values of the unlevered free cash flows and terminal values were then calculated using a selected discount rate range of 11.0% to 13.0%, based on an estimate of Carrols’ weighted average cost of capital, and added to the present value of Carrols’ net operating losses, which were assumed to have a net present value of $30 million, and work opportunity and tax credits, calculated using a discount rate of 15.5% based on an estimate of Carrols’ cost of equity, to determine a range of implied enterprise values for Carrols.  Jefferies then subtracted Carrols’ net debt of $389 million as of December 31, 2023, as provided by Company management, to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of Carrols Common Stock outstanding, which was 66.498 million as provided by Company management, to calculate a range of implied per share equity values for Carrols.  This analysis indicated a reference range of implied per share equity values of $6.10 to $10.35 (rounded to the nearest $0.05), as compared to the Per Share Price of $9.55 per share.

The below supplemental disclosure replaces the first paragraph on page 53 of the Definitive Proxy Statement under the heading “Special Factors — Benefits and Detriments of the Merger for Carrols’ Directors and Executive Officers”:

In connection with the Merger, certain members of Carrols’ management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of Carrols Stockholders generally, as described in more detail under “— Interests of Carrols’ Directors and Executive Officers in the Merger.” The primary benefits of the Merger to Carrols’ directors and executive officers include the continued indemnification rights, rights to advancement of fees and directors and officers liability insurance. Members of the Special Committee, other than the Chairperson of the Special Committee, are entitled to compensation of $5,000 per month until the consummation of the transactions contemplated by the Merger Agreement in exchange for their services on the Special Committee. The Chairperson of the Special Committee is entitled to compensation of $10,000 per month until the consummation of the transactions contemplated by the Merger Agreement in exchange for his service on the Special Committee. The members of the Special Committee will continue to receive compensation until the consummation of the transactions contemplated by the Merger Agreement given their ongoing obligations including, among other things, attending meetings and reviewing SEC filings and other documentation and correspondence in connection with the Special Meeting and the closing of the transactions.

The below supplemental disclosure replaces the final paragraph on page 62 of the Definitive Proxy Statement under the heading “Special Factors — Interests of Carrols’ Directors and Executive Officers in the Merger — Employment Arrangements Following the Merger”:

As of the date of this proxy statement, none of Carrols’ executive officers have (i) reached an understanding on potential employment or other retention terms with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates), ~~or~~ (ii) entered into any definitive agreements or arrangements regarding employment or other retention with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates) to be effective following the consummation of the Merger, or (iii) otherwise discussed, communicated or negotiated with Parent regarding employment, compensation, directorships or benefits of Carrols’ officers and directors following the consummation of the Merger. However, prior to the Effective Time, Parent or Merger Sub (or their respective affiliates) and certain of the Company’s employees (including certain of its executive officers) may reach such understandings, definitive agreements or arrangements regarding those matters or regarding the right to purchase or participate in the equity of the Surviving Corporation or one or more of its affiliates in connection with the Merger. No proposals or indications of interest received from Parent discussed the retention of Carrols’ executive officers in the Surviving Corporation or the purchase of or participation in the equity of the Surviving Corporation by Carrols’ directors or executive officers following the consummation of the Merger.

Important Additional Information and Where to Find It

This communication relates to the proposed transaction between the Company and Parent. In connection with the proposed transaction, the Company has filed and will file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”), a definitive version of which was filed with the SEC on April 12, 2024. The Company commenced disseminating the definitive Proxy Statement to stockholders of the Company on or about April 12, 2024. The Company and affiliates of the Company have also filed a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document that may be filed with the SEC in connection with the proposed transaction. The proposed transaction will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (A DEFINITIVE FILING OF WHICH HAS BEEN MADE WITH THE SEC) AND THE SCHEDULE 13E-3, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT AND THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain free copies of the definitive Proxy Statement and Schedule 13E-3, as well as other documents containing important information about the Company, Parent and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement, Schedule 13E-3 and the other documents filed with the SEC by the Company and affiliates of the Company can also be obtained, without charge, by directing a request to the Company’s Investor Relations Team at InvestorRelations@carrols.com, or from the Company’s website (www.carrols.com).

Participants in the Solicitation

Parent, the Company and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, a definitive version of which was filed with the SEC on April 12, 2024. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and was included in the definitive version of the Proxy Statement filed with the SEC. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed merger of the Company, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction. These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the proposed transaction; (ii) the ability of affiliates of Parent to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed transaction; (iii) potential litigation relating to the proposed transaction that could be instituted against Parent, the Company or their respective directors, managers or officers, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (v) the ability of the Company to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (vii) continued availability of capital and financing and rating agency actions; (viii) legislative, regulatory and economic developments affecting the Company’s business; (ix) general economic and market developments and conditions; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as the Company’s response to any of the aforementioned factors; (xiii) significant transaction costs associated with the proposed transaction; (xiv) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xv) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee or other expenses; (xvi) competitive responses to the proposed transaction; (xvii) the risks and uncertainties pertaining to the Company’s business, including those set forth in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC; and (xviii) the risks and uncertainties that have been described in the Proxy Statement available from the sources indicated below. These risks, as well as other risks associated with the proposed transaction, have been more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors presented in the Proxy Statement are, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

By	/s/ Deborah M. Derby
Deborah Derby
President and Chief Executive Officer

Dated: May 6, 2024